As filed with the Securities and Exchange Commission on June 26, 2001

                    Registration No. 333-03899

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                         ______________

                            FORM S-3/A
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                 Post-Effective Amendment No. 1


                    BRAUVIN NET LEASE V, INC.
 (Exact name of registrant as specified in governing instruments)


           Maryland                                  36-3913066
 (State or other jurisdiction of       (I.R.S. Employer Identification No.)
 of incorporation or organization)

                     30 North LaSalle Street
                            Suite 3100
                     Chicago, Illinois  60602
                         (312)759-7660
        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


                        JAMES L. BRAULT
               BRAUVIN REALTY ADVISORS V, L.L.C.
                    30 North LaSalle Street
                            Suite 3100
                     Chicago, Illinois  60602
                         (312)759-7660

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                         With a copy to:
                      ALAN B. PATZIK, ESQ.
                  PATZIK, FRANK & SAMOTNY LTD.
               150 South Wacker Drive, Suite 900
                    Chicago, Illinois  60606
                         (312) 551-8300
                   (312) 551-1101 (Facsimile)

     Approximate date of commencement of proposed sale to the public:  N/A

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective registration amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     This Post-Effective Amendment is filed pursuant to the undertakings required by 17 C.F.R. Section 229.512(a)(3) to terminate the offering of Securities registered pursuant to Registration No. 333-03899 (the "Regulation Statement"), and to remove from registration 131,220 shares of Registrant's common stock remaining reserved for issuance pursuant to the Brauvin Net Lease V Reinvestment Plan (the "Reinvestment Plan") previously registered pursuant hereto. The reason for this termination of registration is that shareholder participation in the Reinvestment Plan had declined to a level that no longer justified the costs associated with administering the Reinvestment Plan. These shares are being removed pursuant to the Registrant's undertakings in the Registration Statement.

                           SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has fully caused this Post-Effective Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 26th day of June, 2001.


                              BRAUVIN NET LEASE V, INC.


                              By:    /s/ Jerome J. Brault
                                         Jerome J. Brault, Chairman, President
                                         and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature
Title
Date




/s/ Jerome J. Brault
Jerome J. Brault

Chairman, President and
Chief Executive Officer

   June 26, 2001




/s/ James L. Brault
James L. Brault

Director, Executive Vice
President and Secretary

   June 26, 2001




/s/ Thomas E. Murphy
Thomas E. Murphy

Chief Financial Officer
(Principal Accounting
Officer)

   June 26, 2001



/s/ Gregory S. Kobus
Gregory S. Kobus

Director

   June 26, 2001



/s/ Kenneth S. Nelson
Kenneth S. Nelson

Director

   June 26, 2001



/s/ Hugh K. Zwieg
Hugh K. Zwieg

Director

   June 26, 2001